UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

Cannabis Sativa, Inc.
 (Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53571 (Commission File Number)	20-1898270 (IRS Employer I.D. No.)

1646 W. Pioneer Blvd., Suite 120
Mesquite, Nevada  89027
 (Address of principal executive offices)

(702) 346-3906
(Registrant’s telephone number)

N/A
(Former name and/or address if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2015, KUSH, a wholly owned subsidiary of the Registrant, Cannabis Sativa, Inc. (“CBDS”), entered into a Purchase, Supply and Consulting Agreement with Herbal Medical Institute, LLC, a Colorado limited liability company (“HMI”).  Under the agreement, KUSH shall supply to HMI, and only to HMI in the state of Colorado, certain raw materials, substrates and other base products (“Goods”) which are used to produce certain finished edible products in the form of a lozenge or other edible products (“Products”) and to provide to HMI marketing advisory services in connection with the packaging, labeling and branding of the Products utilizing the Goods.  The agreement also grants HMI an exclusive license in Colorado to use KUSH trademarks for the branding of Products and for the use of KUSH technology and confidential information for purposes of producing Products.  KUSH shall receive revenue from providing Goods to HMI.  KUSH shall also receive a packaging fee.

Item 5.02 Departure of Director.

On July 11, 2015, Steven Kubby resigned as a director and as the chairman of the board of directors of CBDS.  Mr. Kubby resigned so that he could focus his full business effort on the development of the business plan of KUSH and its products which are non-core to CBDS.  KUSH is a wholly owned subsidiary of CBDS and is in the process of being spun-off from CBDS with the intent that KUSH will become a publicly traded company separate and apart from CBDS.  On July 13, 2015, Mr. Kubby was elected the President and CEO of KUSH.

Item 8.01 Other Events.

Spin-off Event

On June 30, 2015, the Board of Directors determined it is in the best interest of the shareholders of CBDS to pursue a course of action that will result in the CBDS subsidiary KUSH, becoming a free standing public company whose common shares will be quoted on the OTCQB.  It is anticipated at this time that 9% of Kush that will be retained by CBDS, and that each shareholder of CBDS will receive as a dividend on its CBDS common stock, approximately four shares of KUSH (the “Public KUSH Stock”) for each share of CBDS stock held on the Record Date.  KUSH has been a subsidiary of CBDS since June 30, 2014.  It has been demonstrated since that time that the core business of CBDS can be pursued without KUSH assets and that it is likely KUSH can be more effective in developing its assets which are non-core to CBDS without being a subsidiary of CBDS.

Business and Assets of KUSH

The KUSH business plan is to engage in the research, development and licensing of specialized natural cannabis products, including cannabis formulas, edibles, topicals, strains, recipes and delivery systems.  KUSH has sought to develop, produce and market its products via joint ventures with companies licensed under, and in full compliance with, state regulations applicable to cannabis businesses.  KUSH is the licensee of a medicinal cannabis strain called NZT; a proprietary cannabis lozenge delivery methodology and a proprietary cannabis trauma cream formula.  KUSH, through a subsidiary, has filed patent applications with regard to a strain of cannabis plant named CTS-A, cannabis based compositions and methods of treating hypertension, and a lozenge delivery system.

The desire of KUSH management is to become a highly visible, diversified, international corporation promoting superior quality products and offering effective customer service, fair compensation, sound management and a great working environment. KUSH has had plans to expand its licensing, research and development, intellectual properties and licensing activities to reach markets worldwide.

Kush has certain proprietary cannabis strains and delivery systems as part of its asset base including:

•	Proprietary cannabis sativa plant strain known as NZT.

•
Proprietary recipe and process/method to maximize the cannabinoid concentration derived from the NZT strain to be used to make a medical marijuana edible or to make a medical marijuana lozenge.  Kush believes that unlike the other edibles of which it is aware that take an hour or more to take effect, its lozenges will take effect in five to 15 minutes.  Kush believes this rapid acting characteristic will overcome a major issue with cannabis consumption, which has been the need to inhale cannabis in order to receive a rapid response.

•
Proprietary recipe and process /method to maximize the cannabinoid concentration derived from the proprietary strain to be used to make a salve/ointment containing cannabinoid and other herbal ingredients

•	A proprietary cannabis sativa strain designated “CT3,” which it believes will be more potent than the other strains.

•	A proprietary cannabis strain, designated “CTA”.

KUSH management believes that by being a separate company and by being a sub-licensee through CBDS or one of its subsidiaries of the intellectual property it currently controls directly, KUSH management will be able to focus solely on the development of the KUSH assets, business plans and objectives which are non-core to CBDS and will be able to more effectively and aggressively realize the commercialization of those assets and that those assets will be better protected by direct ownership by CBDS.

This immediate business focus on the KUSH assets which have proven to be non-core to CBDS is demonstrated by the resignation of Steven Kubby from the board of directors of CBDS and by his election as the new president and CEO of KUSH as discussed in Item 5.02 of this current report on Form 8-K.

Spin-off Process and Timetable

The initial step in spinning off KUSH from being a subsidiary of CBDS is for KUSH to file with the SEC a registration statement for the purpose of registering the KUSH shares that will be distributed to CBDS shareholders and to gain effective status for the registration statement.  The timetable to accomplish this is uncertain and involves many factors including the number of comments SEC staff members have with respect to the registration statement.

After the registration is effective, CBDS will set the Record Date which will be a few days after the effective date of the registration.  CBDS will then apply to the Financial Industry Regulatory Authority (“FINRA”) to set the EX-Dividend Date.  Speaking generally, this is the date the dividend of KUSH shares to CBDS shareholders becomes effective.  Around the EX-Dividend Date, the Public KUSH Stock will be sent to CBDS shareholders.  KUSH will then apply to FINRA for a trading symbol.  KUSH will then apply to have its stock quoted on the OTCQB Marketplace.  KUSH will then work to initiate the trading of its stock.

It is difficult to predict the length of time necessary to complete the spinoff process since it is dependent, among other things, upon the work load of the staff at the SEC and at FINRA that will eventually be assigned to review the registration statement and the KUSH application for a trading symbol.  It is hoped that the entire process can be completed within six months or sooner while knowing it can take up to nine months or longer.

In connection with the spinoff, KUSH will receive 500,000 common shares of CBDS to provide KUSH with an asset that can assist in funding KUSH business operations following the spinoff.  The 500,000 common shares of CBDS will be issued to KUSH in exchange for KUSH’s controlling membership interest in Kubby Patents & Licenses, LLC (“KPAL”), which holds intellectual property and assignment of the licenses granted by Steven Kubby to KUSH (collectively the “Kush Intellectual Property”).  KPAL and CBDS will then grant KUSH a non-exclusive license to allow KUSH the use of the intellectual property in its business operations and in the development of its assets that were non-core to CBDS. In addition, KUSH will assign to CBDS or a wholly owned subsidiary owned by CBDS the licenses granted by Steve Kubby to KUSH that gave rise to the $3,000,000 debt referenced below. Commensurate with said assignment, CBDS or a wholly owned subsidiary will grant KUSH a non-exclusive license to allow KUSH the use of those assigned licenses in its business operations and in the development of its assets, business plans and objectives that were non-core to CBDS.

Purpose

Among other reasons, including the recapitalization of KUSH and the restructuring of the financial statements of CBDS, the spinoff resulting in a new separate public company will facilitate allowing the management of CBDS and the management of KUSH to each focus solely on the development of their respective businesses.  We believe this rifle approach to the business objectives of each company will result in a quicker achievement of business revenues that have been anticipated for so long.

The spinoff will also allow KUSH to focus exclusively on its assets, business plans and objectives which are non-core to CBDS business operations that KUSH management believes have potential for development and profit at this time.  These business operations can now more readily come to life as being the principal focus of development of the KUSH management team.

Both companies are in need of additional financial resources for development and working capital purposes.  We believe that by separating the assets and business operations of the companies, the opportunities of attracting new financing partners will be enhanced by giving potential partners the opportunity to focus separately on business assets and activities that are core to the separate companies.

What the Spin-off Means for CBDS Shareholders

The spinoff results in CBDS shareholders getting rid of a $3,000,000 debt the Company incurred for buying the rights to Steve Kubby's individually owned proprietary intellectual property and genetics.  Management believes the removal of this $3,000,000 debt is essential for CBDS to proceed with its scheduled registration statement which is being prepared for the purpose of raising an important round of working capital.  Also, all CBDS shareholders will receive KUSH shares in addition to the CBDS shares they already own.  And finally, CBDS will take direct possession of the assets CBDS currently has through KUSH and KPAL.  As a result, investors will keep their current shares held in CBDS, while gaining new shares in what is planned to become a publicly traded company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                Cannabis Sativa, Inc.
Date:  July 14, 2015

                                                                By: /s/ Gary Johnson
                                                                      Gary Johnson, CEO